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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 2, 2004

                             PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-7573                    73-0618660
(State or other jurisdiction         (Commission               (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

                         1401 Enclave Parkway, Suite 600
                              Houston, Texas 77077
          (Address of principal executive offices, including zip code)

                                 (281) 406-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ]  Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On September 2, 2004, Parker Drilling Company, a Delaware corporation (the "Company"), entered into (i) an Indenture, dated as of September 2, 2004 (the "Indenture"), among the Company, the guarantors named therein and JPMorgan Chase Bank, as trustee; and (ii) a Registration Rights Agreement, dated as of September 2, 2004 (the "Registration Rights Agreement"), among the Company, the guarantors named therein, Lehman Brothers Inc. and Bank of America Securities LLC. Copies of such agreements are attached hereto as Exhibits 10.1 and 10.2, respectively. For a description of the Indenture and the Registration Rights Agreement, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

      On September 2, 2004, the Company issued $150,000,000 aggregate principal amount of senior floating rate notes due 2010 (the "Notes") pursuant to the Indenture. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

      The Notes will mature on September 1, 2010 and bear interest at a floating rate equal to three-month LIBOR plus 4.75%. Interest on the Notes will be reset quarterly and is payable on March 1, June 1, September 1 and December 1 of each year, beginning on December 1, 2004.

      If the Company experiences specified kinds of changes of control, the Company must offer to repurchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of repurchase.

      The Notes are general unsecured obligations of the Company. The Notes rank equal in right of payment with all of the Company's existing and future senior unsecured indebtedness.

      The Notes are jointly and severally guaranteed by substantially all of the Company's domestic subsidiaries.

      The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      At any time prior to September 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 100.00% of the principal amount, plus a premium, with the proceeds of certain equity offerings. On and after September 1, 2006, the Company may redeem all or a part

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of the notes upon not less than 30 nor more than 60 days' notice, at redemption prices (expressed as percentages of principal amount) equal to 102.00% for the twelve-month period beginning on September 1, 2006, 101.00% for the twelve-month period beginning on September 1, 2007 and 100.00% beginning on September 1, 2008, plus accrued and unpaid interest.

      The Indenture restricts the Company's ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay dividends or make other distributions on capital stock or redeem or repurchase capital stock or subordinated indebtedness; (iii) make investments; (iv) incur or guarantee additional indebtedness; (v) create or incur liens; (vi) enter into sale and leaseback transactions; (vii) incur dividend or other payment restrictions affecting subsidiaries; (viii) merge or consolidate with other entities; (ix) enter into transactions with affiliates; and (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications.

      The Indenture provides that each of the following is an Event of Default:
(i) default for 30 days in the payment when due of interest on, or additional interest with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its restricted subsidiaries to comply within specified time periods with any of the other agreements in the Indenture; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date notes are first issued, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (v) failure by the Company or any of its subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of that guarantee and the indenture) to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and (vii) certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

      Pursuant to the Registration Rights Agreement, the Company will file an exchange offer registration statement within 90 days from September 2, 2004 with respect to an offer to

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exchange the Notes for substantially identical notes that are registered under the Securities Act. Additionally, the Company has agreed to use its commercially reasonable best efforts to cause that registration statement to become effective within 180 days from September 2, 2004. Under some circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the notes and to use its commercially reasonable best efforts to keep the shelf registration statement effective until the earlier of September 2, 2006 or the sale pursuant to the shelf registration statement of all of the notes registered thereunder. The Company is required to pay additional interest if it fails to comply with its obligations to register the notes within the specified time periods

      The Company used $70 million of the proceeds of the offering of the Notes to repay all outstanding borrowings under the term loan portion of its existing credit facility and used the balance of the net proceeds of the offering of the Notes, together with cash on hand, to fund the cash tender offer for $80 million of the Company's 10 1/8% senior notes due 2009.

      The description set forth above is qualified it entirety by the Indenture and the Registration Rights Agreement, which are filed herewith as exhibits.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits. The following exhibit is filed herewith:

Exhibit No.     Description
10.1            Indenture, dated September 2, 2004, among Parker Drilling Company, the guarantors named therein and JPMorgan Chase Bank, as trustee.

10.2            Registration Rights Agreement, dated September 2, 2004, by and among
                Parker Drilling Company, the guarantors named therein, Lehman Brothers
                Inc. and Bank of America Securities LLC.

99.1            Press Release of Parker Drilling Company issued September 2, 2004

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                                S I G N A T U R E

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PARKER DRILLING COMPANY

Dated:  September 7, 2004                    By: /s/ James W. Whalen
                                                 -----------------------------
                                                 James W. Whalen
                                                 Senior Vice President and
                                                 Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
Number          Description

10.1            Indenture, dated September 2, 2004, among Parker Drilling Company, the guarantors named therein and JPMorgan Chase Bank, as trustee.

10.2            Registration Rights Agreement, dated September 2, 2004, by and among
                Parker Drilling Company, the guarantors named therein, Lehman Brothers
                Inc. and Bank of America Securities LLC.

99.1            Press Release of Parker Drilling Company issued September 2, 2004

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